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                                                       Rule 424(b)(2)
                                      Registration No. 33-58521

PRICING SUPPLEMENT NO.  7   DATED:  2-12-97

(To Prospectus Dated May 26, 1995 as supplemented by Prospectus Supplement Dated July 6, 1995)


                            FIRST BANK SYSTEM, INC.

                     Medium-Term Notes, Series H (Senior)
                  Medium-Term Notes, Series I (Subordinated)


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CUSIP: 31928MBR5                             Issue Price (Dollar Amount and Percentage of Principal Amount):
                                             $49,000,000/99.94504%

Series:                                      Proceeds to the Company: $48,973,069.60

[X] Series H (Senior)                        Interest Rate/Initial Interest Rate: 2 Business days prior to Reset/Payment date
[_] Series I (Subordinated)
                                             Interest Payment Dates: 3rd Wednesday each month beginning 3-19-97
Form of Note:
                                             Regular Record Dates: 15th calendar day prior to payment date
[X] Book-Entry
[_] Certificated                             Interest Determination Dates: 2 Business days prior to Reset/Payment Date

Principal Amount: 49,000,000                 Interest Reset Dates: 3rd Wednesday each month beginning 3-19-97

Trade Date: 2-12-97                          Index Source: Telerate 3750

Original Issue Date: 2-19-97                 Index Maturity: 1 month

Maturity Date: 02-16-2000                    Spread: +.05%

Interest Rate Basis (and,                    Spread Multiplier:
if applicable, related
Interest Periods):                           Maximum Interest Rate:

[_]  Fixed Rate Notes                        Minimum Interest Rate:
[_]  Commercial Paper Rate Note
[_]  Federal Funds Rate Note                 Day Count: Actual/360
[X]  LIBOR Note
[_]  Prime Rate Note                         For Original Issue Discount Notes:
[_]  Eleventh District Cost
     of Funds Rate Note                             Original Issue Discount:          %
[_]  CD Rate Note
[_]  Treasury Rate Note                             Yield to Maturity:                %
[_]  J.J. Kenny Rate Note
[_]  CMT Rate Note
[_]  Other Base Rate
     (as described below)
[_]  Zero Coupon Note

Redemption Terms:
                                                    Original Issue Discount Notes:
Other Terms:
ALL-IN=LIBOR: +.07%                                     [_]  Subject to special provisions set forth therein
Agent's Commission: $26,930,40                               with respect to the principal amount thereof
                                                             payable upon any redemption or acceleration of
                                                             the maturity thereof.
                                                             [_]  For Federal income tax purposes only.

DTC Participant: Morgan Stanley
                 DTC 050

/s/ Kenneth D. Nelson

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